UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.       )

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CHURCHILL VENTURES LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHURCHILL VENTURES LTD.
50 Revolutionary Road
Scarborough, New York 10510

December 2, 2008

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Churchill Ventures Ltd., or “Churchill Ventures,” “we” or “us,” to be held on Friday, December 19, 2008. At this meeting, you will be asked to approve the dissolution and proposed plan of liquidation of Churchill Ventures. Upon dissolution, Churchill Ventures will, pursuant to the proposed plan of liquidation, discharge its liabilities, wind up its affairs and distribute the proceeds of Churchill Ventures’ trust account to the holders, or “public stockholders,” of the shares, or “IPO Shares,” sold in Churchill Ventures’ initial public offering, or “IPO,” as contemplated by its certificate of incorporation and IPO prospectus.

This meeting is significant because stockholders must approve Churchill Ventures’ dissolution and proposed plan of liquidation in order for Churchill Ventures to be authorized to distribute the trust account proceeds to the public stockholders. It is therefore important that your shares be voted at this special meeting.

Churchill Ventures was organized in June 2006 for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with an operating business in the communications, media or technology industries (referred to as a “business combination”). Churchill Ventures closed its IPO on March 6, 2007. Prior to that, on February 28, 2007, Churchill Ventures consummated a private placement of 5,000,000 sponsor warrants, each to purchase one share of our common stock at an exercise price of $6.00 per share, to Churchill Capital Partners LLC, an entity owned and controlled by Churchill Ventures’ officers, for an aggregate purchase price of $5 million. Of the net proceeds from the IPO and the warrant placement, approximately $7.98 per IPO Share ($107,506,928 in the aggregate) was placed in a trust account to be used in connection with a business combination or returned to the public stockholders if a business combination satisfying certain requirements described in the IPO prospectus was not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within the 18-month period. Although Churchill Ventures executed letters of intent with three target businesses prior to the expiration of the 18-month period, it has determined that none of those targets are suitable to complete a business combination with. As a result, Churchill Ventures is required to dissolve and liquidate as provided in its certificate of incorporation and IPO prospectus.

The proposed plan of liquidation described in and attached as Annex A to the enclosed proxy statement provides for the discharge of Churchill Ventures’ liabilities and the winding-up of its affairs, including distribution to the current holders of the 13,472,400 IPO Shares of the principal and accumulated interest of the trust account as contemplated by Churchill Ventures’ certificate of incorporation and IPO prospectus. Churchill Ventures’ pre-IPO stockholders, or “initial stockholders,” consisting of Churchill Ventures’ officers and directors and certain of their affiliates who purchased an aggregate of 3,125,000 million shares prior to the IPO, have waived any right to share in such distribution and will not receive any of it.

Assuming our stockholders approve the dissolution and proposed plan of liquidation at the special meeting, we expect to file the certificate of dissolution with the Delaware Secretary of State shortly thereafter and then distribute as soon as practicable thereafter to Churchill Ventures’ public stockholders the principal and interest then held in the trust account. We currently estimate that, if the Churchill Ventures stockholders approve the dissolution and proposed plan of liquidation at the special meeting, each public stockholder will receive a liquidating distribution of approximately $8.15 per IPO Share. However, the exact timing and amount will not be determined until the time of such distribution.

Stockholder approval of Churchill Ventures’ dissolution is required by Delaware law, under which Churchill Ventures is organized. Stockholder approval of the proposed plan of liquidation is also designed to comply with relevant provisions of U.S. federal income tax laws. The affirmative vote of a majority of Churchill Ventures’ outstanding common stock will be required to approve the dissolution and proposed plan of liquidation. Churchill Ventures’ pre-IPO stockholders have advised Churchill Ventures that they support the dissolution and proposed plan of liquidation and will vote for them. If the Churchill Ventures stockholders approve the dissolution and proposed plan of liquidation at the special meeting, the Churchill Ventures board of directors plans to formally adopt, as required by Delaware law, the plan of liquidation substantially in the form attached as Annex A to this proxy statement promptly following the meeting.

Churchill Ventures has funds available outside the trust account in an amount that we believe will be sufficient to cover our further costs prior to completion of the dissolution and liquidation. To the extent those funds are not sufficient to satisfy the claims of any creditor, Itzhak Fisher, the executive chairman of our board of directors, Christopher Bogart, our chief executive officer and director, Elizabeth O’Connell, our chief financial officer, Nir Tarlovsky, our executive vice president, business development, and Churchill Capital Partners LLC, one of our initial stockholders, have agreed to indemnify Churchill Ventures against such claims to the extent necessary to ensure that such claims do not reduce the amount of the funds in the trust account. Although we do not currently anticipate any such claims, we believe that Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC will be able to honor their indemnification obligations in full if required to do so. We are currently negotiating with our creditors that have not waived their claims against the trust account regarding compromise or satisfaction of Churchill Ventures’ liabilities owed to them and expect to complete such negotiations prior to the liquidation distribution. However, we may be unable to resolve all claims. If Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC are unable to satisfy their indemnification obligations in full, our public stockholders could, under Delaware law, be required to return a portion of the distributions they receive pursuant to the plan of liquidation up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts received by them from the trust account. Since the indemnification obligations of Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC are not collateralized or guaranteed, Churchill Ventures cannot assure you that they will perform their indemnification obligations in full or that our stockholders would be able to enforce those obligations.

After consideration of all relevant factors, Churchill Ventures’ board of directors has unanimously determined that Churchill Ventures’ dissolution and proposed plan of liquidation are fair to and in the best interests of Churchill Ventures and its stockholders, has declared them advisable, and recommends that you vote or give instruction to vote “FOR” them. Churchill Ventures’ board of directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to authorize Churchill Ventures’ board of directors or its chief executive officer, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve Churchill Ventures’ dissolution and proposed plan of liquidation.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning Churchill Ventures’ dissolution and proposed plan of liquidation and the special meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and as soon as possible sign, date and return the enclosed proxy card in the enclosed envelope or instruct your broker or bank how to vote your shares.

This proxy statement is first being mailed to stockholders on or about December 2, 2008.

Sincerely,
Itzhak Fisher Executive Chairman of the Board

CHURCHILL VENTURES LTD.
50 Revolutionary Road
Scarborough, New York 10510

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 19, 2008

To the Stockholders of
Churchill Ventures Ltd.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Churchill Ventures Ltd., a Delaware corporation (“Churchill Ventures”), will be held at 10:00 a.m., local time, on December 19, 2008, at the offices of Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York, for the sole purpose of considering and voting upon proposals to:

1. Approve the dissolution of Churchill Ventures and the proposed plan of liquidation in the form of Annex A to the accompanying proxy statement; and

2. Authorize Churchill Ventures’ board of directors or its chief executive officer, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Churchill Ventures’ by-laws, no other business may be transacted at the meeting.

The board of directors has fixed the close of business on December 1, 2008, as the date for determining Churchill Ventures stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Churchill Ventures common stock on that date are entitled to have their votes counted at the special meeting or any adjournment. A list of stockholders entitled to vote at the meeting will be available for inspection at the offices of Churchill Ventures and at the special meeting.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy obtained from your brokerage firm or bank. YOUR FAILURE TO VOTE OR INSTRUCT YOUR BROKER OR BANK HOW TO VOTE WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION.

Churchill Ventures’ board of directors unanimously recommends that you vote “FOR” approval of each proposal.

Dated: December 2, 2008	By Order of the Board of Directors,
Itzhak Fisher Executive Chairman of the Board

CHURCHILL VENTURES LTD.
50 Revolutionary Road
Scarborough, New York 10510

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 19, 2008

PROXY STATEMENT

i

SUMMARY OF THE PROXY STATEMENT

At the special meeting, you will be asked to approve the dissolution and proposed plan of liquidation of Churchill Ventures, as contemplated by its certificate of incorporation. This summary briefly describes the material terms of the dissolution and proposed plan, but does not include all of the information contained elsewhere in this proxy statement and may not contain all of the information that is important to you. To understand fully the dissolution and proposed plan of liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the proposed plan attached as Annex A, in its entirety.

If the Churchill Ventures stockholders approve the dissolution and proposed plan of liquidation, Churchill Ventures will:

•	file a certificate of dissolution with the Delaware Secretary of State;
•	formally adopt by board action the plan of liquidation in substantially the form attached as Annex A to this proxy statement in compliance with Delaware law;
•	pay or adequately provide for the payment of our liabilities, including (i) existing liabilities for taxes, (ii) liabilities to vendors and providers of professional and other services who have not waived their claims against the trust account and (iii) our obligations to the public stockholders in accordance with Churchill Ventures’ certificate of incorporation; and
•	utilize the indemnification obligations of Itzhak Fisher, the executive chairman of our board of directors, Christopher Bogart, our chief executive officer and director, Elizabeth O’Connell, our chief financial officer, Nir Tarlovsky, our executive vice president, business development, and Churchill Capital Partners LLC, one of our initial stockholders, which were provided to Churchill Ventures by Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC at the time of the IPO, as a reserve, or “contingency reserve,” for the satisfaction of any unknown or additional liabilities.

Assuming our stockholders approve the dissolution and proposed plan of liquidation at the special meeting, we expect to file the certificate of dissolution with the Delaware Secretary of State shortly thereafter and then distribute as soon as practicable thereafter to Churchill Ventures’ public stockholders the principal and interest then held in the trust account. We currently estimate that, if the Churchill Ventures stockholders approve the dissolution and proposed plan of liquidation at the special meeting, each public stockholder will receive a liquidating distribution of approximately $8.15 per IPO Share. However, the exact timing and amount will not be determined until the time of such distribution.

Churchill Ventures has funds available outside the trust account in an amount that we believe will be sufficient to cover our further costs prior to completion of the dissolution and liquidation. To the extent those funds are not sufficient to satisfy the claims of any creditor, Itzhak Fisher, the executive chairman of our board of directors, Christopher Bogart, our chief executive officer and director, Elizabeth O’Connell, our chief financial officer, Nir Tarlovsky, our executive vice president, business development, and Churchill Capital Partners LLC, one of our initial stockholders, have agreed to indemnify Churchill Ventures against such claims to the extent necessary to ensure that such claims do not reduce the amount of the funds in the trust account. Although we do not currently anticipate any such claims, we believe that Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC will be able to honor their indemnification obligations in full if required to do so. We are currently negotiating with our creditors that have not waived their claims against the trust account regarding compromise or satisfaction of Churchill Ventures’ liabilities owed to them and expect to complete such negotiations prior to the liquidation distribution. However, we may be unable to resolve all claims. If Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC are unable to satisfy their indemnification obligations in full, our public stockholders could, under Delaware law, be required to return a portion of the distributions they receive pursuant to the plan of liquidation up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts received by them from the trust account. Since the indemnification obligations of Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC are not collateralized or guaranteed, Churchill

Ventures cannot assure you that they will perform their indemnification obligations in full or that our stockholders would be able to enforce those obligations.

As a result of Churchill Ventures’ dissolution and liquidation, for U.S. federal income tax purposes, stockholders will recognize a gain or loss equal to the difference between (i) the amount of cash distributed to them generally, less any known liabilities (if any) assumed by the stockholder or to which the distributed property is subject, and (ii) their tax basis in shares of Churchill Ventures common stock. You should consult your tax advisor as to the tax effects of the plan of liquidation in your particular circumstances.

Under Delaware law, stockholders will not have dissenters’ appraisal rights in connection with the dissolution and liquidation.

If our stockholders do not approve Churchill Ventures’ dissolution and proposed plan of liquidation, our board of directors will explore what, if any, alternatives are available for the future of Churchill Ventures. The board believes, however, there are no viable alternatives to Churchill Ventures’ dissolution and liquidation pursuant to the plan, and, indeed, Churchill Ventures’ certificate of incorporation and the IPO prospectus contemplate that Churchill Ventures has no choice but to dissolve and liquidate in these circumstances. Churchill Ventures’ board of directors has unanimously approved Churchill Ventures’ dissolution and proposed plan of liquidation, deem them advisable and recommend that you approve them.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN

These questions and answers are only summaries of the matters they discuss. Please read this entire proxy statement.

Q.	What is being voted on?
A.	You are being asked to vote upon proposals to:
•	Approve the dissolution of Churchill Ventures and the proposed plan of liquidation in the form attached as Annex A to this proxy statement; and
•	Authorize Churchill Ventures’ board of directors or its chief executive officer, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Churchill Ventures’ by-laws, no other business may be transacted at the meeting.

Q.	Why is Churchill Ventures proposing dissolution and liquidation?
A.	Churchill Ventures was organized in June 2006 for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with an operating business in the communications, media or technology industries. Churchill Ventures closed its IPO on March 6, 2007. Of the net proceeds from the IPO and the warrant private placement, approximately $7.98 per IPO Share ($107,506,928 in the aggregate) was placed in a trust account to be used in connection with a business combination or returned to the public stockholders if a business combination satisfying certain requirements described in the IPO prospectus were not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within the 18-month period.

Churchill Ventures was not able to find a suitable target business to complete a business combination with during the applicable time period. As a result, Churchill Ventures is required to dissolve and liquidate as provided in its certificate of incorporation and IPO prospectus.

Q.	What does the proposed plan of liquidation provide for?
A.	The proposed plan of liquidation described in and attached as Annex A to this proxy statement provides for the discharge of Churchill Ventures’ liabilities and the winding-up of its affairs, including the distribution to current holders of the 13,472,400 IPO Shares of the principal and accumulated interest of the trust account as contemplated by Churchill Ventures’ certificate of incorporation and IPO prospectus. Churchill Ventures’ initial stockholders have waived any right to participate in such distribution and will not receive any of it.
Q.	How does the Churchill Ventures initial stockholders and management intend to vote their shares?
A.	Churchill Ventures’ initial stockholders, including Churchill Ventures’ officers and directors, have advised Churchill Ventures that they support the dissolution and proposed plan of liquidation and will vote for them, together with the adjournment proposal.
Q.	What vote is required to adopt the proposals?
A.	Approval of Churchill Ventures’ dissolution and proposed plan of liquidation will require the affirmative vote of holders of a majority of Churchill Ventures’ outstanding common stock. Approval of Proposal Two (adjourning or postponing the special meeting if necessary) requires the affirmative vote of holders of a majority of Churchill Ventures’ common stock present or represented by proxy at the special meeting and voting on the proposal.
Q.	Why should I vote for the proposals?
A.	The plan of liquidation provides for the distribution to current holders of IPO Shares of the principal and accumulated interest in the trust account as contemplated by Churchill Ventures’ certificate of incorporation and IPO prospectus. Stockholder approval of Churchill Ventures’ dissolution is required by Delaware law, under which Churchill Ventures is organized, and stockholder approval of the dissolution and proposed plan of liquidation is also designed to comply with relevant provisions of U.S. federal income tax laws.

If Churchill Ventures’ stockholders do not approve the dissolution and proposed plan of liquidation, Churchill Ventures will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the trust account to the public stockholders. Churchill Ventures’ board of directors has unanimously approved Churchill Ventures’ dissolution and proposed plan of liquidation, deem them to be in the best interests of the Churchill Ventures stockholders, and recommends you approve them. If the Churchill Ventures stockholders approve the dissolution and proposed plan of liquidation at the special meeting, the Churchill Ventures board of directors plans to formally adopt, as required by Delaware law, the plan of liquidation substantially in the form attached as Annex A to this proxy statement promptly following the meeting.

Q.	How much will I receive if the dissolution and proposed plan of liquidation are approved?
A.	If the Churchill Ventures stockholders approve the dissolution and proposed plan of liquidation at the special meeting, we expect that each holder of IPO Shares will receive a liquidating distribution of approximately $8.15 per share. This total includes approximately $7.98 of principal and approximately $0.17 of interest, which interest is net of taxes and the amount of interest on the trust account which we were previously permitted to withdraw primarily to pay costs associated with any proposed business combination and our continuing general and administrative expenses. However, the final amount of interest in the trust account available for distribution to the public stockholders will be determined at the time of such distribution.
Q.	What if I don’t want to vote for the dissolution and proposed plan of liquidation?
A.	If you do not want the dissolution and proposed plan of liquidation to be approved, you must abstain, not vote, or vote against them. You should be aware, however, that if the dissolution and proposed plan of liquidation are not approved, Churchill Ventures will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds held in the trust account to the public stockholders. Whether or not you vote against them, if the dissolution and proposed plan of liquidation are approved, all public stockholders will be entitled to share ratably in the liquidation of the trust account.
Q.	What happens if the dissolution and proposed plan of liquidation aren’t approved?
A.	If a sufficient number of IPO Shares are not voted to approve the dissolution and plan of liquidation, or if a quorum is not present in person or by proxy, Churchill Ventures’ board of directors may seek to adjourn or postpone the meeting to continue to seek such approval. If Churchill Ventures’ stockholders do not approve the dissolution and plan of liquidation at the special meeting or any adjournment or postponement thereof, Churchill Ventures will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the trust account to the public stockholders.
Q.	If the dissolution and proposed plan of liquidation are approved, what happens next?
A.	We will file a certificate of dissolution with the Delaware Secretary of State, formally adopt by board action the plan of liquidation in substantially the form attached as Annex A to this proxy statement in compliance with Delaware law, conclude our negotiations with creditors that have not waived their claims against the trust account and pay or adequately provide for the payment of Churchill Ventures’ liabilities, and then distribute as soon as practicable thereafter the proceeds of the trust account to the public stockholders.
Q.	If the dissolution and proposed plan of liquidation is approved, when should I expect to receive my liquidating distributions?
A.	Assuming the dissolution and proposed plan of liquidation are approved, we anticipate liquidating distributions will be delivered to public stockholders as soon as practicable after the meeting.
Q.	If I am not going to attend the special meeting in person, should I return my proxy card instead?
A.	Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares of Common Stock may be represented at the special meeting.
Q.	What will happen if I abstain from voting or fail to vote?
A.	Abstaining or failing to vote will have the same effect as a vote against the dissolution and proposed plan of liquidation.
Q.	How do I change my vote?
A.	Deliver, or instruct your broker or bank to deliver if your shares are held in “street name,” a later-dated, signed proxy card to Churchill Ventures’ secretary prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending, or instructing your broker or bank to deliver if your shares are held in “street name,” a notice of revocation to Itzhak Fisher, executive chairman of the board, Churchill Ventures Ltd., 50 Revolutionary Road, Scarborough, New York 10510.
Q.	If my shares are held in “street name” by a broker or bank, will my broker or bank automatically vote them for me?
A.	No. Your broker can vote your shares only if you provide instructions on how to vote, and you should therefore instruct your broker to vote your shares. Your broker can tell you how to provide these instructions. If a bank holds shares for your benefit, the trust or custodian agreement under which such shares were deposited with or acquired by such bank will determine whether the bank will be able to vote such shares and the procedures for such voting.
Q.	Can I still sell my shares?
A.	Yes, you may sell your shares at this time, although, as a result of the announcement of Churchill Ventures’ intention to liquidate, the market for Churchill Ventures shares may be limited. If you sell shares before, or purchase shares after, the record date for the special meeting, you will not be entitled to vote those shares at the special meeting. Delaware law restricts transfers of our common stock after dissolving, which we expect will occur shortly after approval of Churchill Ventures’ dissolution by stockholders at the special meeting. Thereafter and until trading on the NYSE Alternext US is halted through termination of registration, we believe that any trades of Churchill Ventures’ shares held in “street” name by a brokerage firm or bank will be tracked and marked with a due bill by the Depository Trust Company.
Q.	Who can help answer my questions?
A.	If you have questions, you may write or call Churchill Ventures at (914) 762-2553, Churchill Ventures Ltd., 50 Revolutionary Road, Scarborough, New York 10510.
Q.	What will happen to Churchill Ventures’ outstanding warrants in connection with the dissolution and liquidation of Churchill Ventures?
A.	Since no distributions will be made to warrant holders pursuant to the plan of liquidation, a holder of our warrants should recognize a capital loss equal to such holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires). In addition, the warrants have no voting rights.
Q.	Should I send in my Churchill Ventures stock certificates now?
A.	No. After Churchill Ventures is dissolved, you will receive written instructions explaining how to exchange your shares of Churchill Ventures for the cash to which you will be entitled.

RISK FACTORS

There are a number of factors that our stockholders should consider when deciding whether to vote to approve Churchill Ventures’ dissolution and proposed plan of liquidation, including the following:

It may take us longer than we anticipate to complete our dissolution and liquidation.

If our stockholders approve Churchill Ventures’ dissolution and proposed plan of liquidation at the special meeting, we intend to file promptly after the meeting a certificate of dissolution with the Secretary of State of Delaware, formally adopt by board action the plan of liquidation in substantially the form attached as Annex A to this proxy statement, and then distribute as soon as practicable thereafter the trust account proceeds to our public stockholders. However, there are a number of factors that could delay our anticipated timetable, including the following:

•	delays in the payment, or arrangement for payment or compromise, of remaining Churchill Ventures’ liabilities or obligations;
•	the possibility that lawsuits could be filed or other claims asserted against us; and
•	unanticipated legal, regulatory or administrative requirements.

If we fail to provide adequately for our liabilities to creditors which have not waived their claims against the trust account, each stockholder may be liable for a pro rata portion of creditors’ claims up to the amount distributed to such stockholder by us.

Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective for completion of our winding-up. If we fail to provide adequately for all our liabilities to creditors which have not waived their claims against the trust account, each of our public stockholders could be liable for payment of the stockholder’s pro rata portion of any unsatisfied creditors’ claims up to the amount distributed to such stockholder in the liquidation.

Claims may be made against the trust account, resulting in its impairment or in delay in distributing it to public stockholders.

Pursuant to their indemnification obligations, Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC have agreed to indemnify Churchill Ventures against claims by creditors to the extent necessary to ensure that such claims do not reduce the amount of the funds in the trust account. However, Churchill Ventures’ creditors which have not waived their claims against the trust account might seek to satisfy their claims from funds in the trust account if Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC do not perform their indemnification obligations. This could reduce a stockholder’s distribution from the trust account or delay distribution.

We may have difficulty enforcing the indemnification obligations of Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC if they do not perform them in full.

As described above, Itzhak Fisher, the executive chairman of our board of directors, Christopher Bogart, our chief executive officer and director, Elizabeth O’Connell, our chief financial officer, Nir Tarlovsky, our executive vice president, business development, and Churchill Capital Partners LLC, one of our initial stockholders, have agreed to indemnify Churchill Ventures against claims by creditors to the extent necessary to ensure that such claims do not reduce the amount of the funds in the trust account. We currently believe that Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC are capable of satisfying their indemnification obligations in full. However, as the indemnification obligations of Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC are not collateralized or guaranteed, Churchill Ventures cannot assure you that they will perform their indemnification obligations in full or that our stockholders would be able to enforce those obligations.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of the date fixed by our board of directors for filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock after that date.

After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law. We believe, however, that after dissolution any trades of shares of our common stock held in “street” name by a brokerage firm or bank will be tracked and marked with a due bill by the Depository Trust Company.

If our stockholders do not approve the dissolution and proposed plan of liquidation, no assurances can be given as to how or when, if ever, amounts in the trust account will be distributed to our public stockholders.

Our certificate of incorporation provides that the trust account proceeds will be distributed to our public stockholders upon the dissolution and liquidation of Churchill Ventures, and Delaware law requires that the stockholders approve such dissolution. If Churchill Ventures’ stockholders do not approve the dissolution and the proposed plan of liquidation, Churchill Ventures will not have the requisite legal authority to distribute the trust account proceeds to the public stockholders. In such case, no assurance can be given as to how or when, if ever, such amounts will be distributed.

FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements, including statements concerning our expectations, beliefs, plans, objectives and assumptions about the value of Churchill Ventures’ net assets, the anticipated liquidation value per share of our IPO Shares, the ability of Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC to satisfy their indemnification obligations, and the timing and amounts of any distributions of liquidation proceeds to our public stockholders. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “estimate,” “intend,” “plan,” “projection” and “would.” Churchill Ventures intends such forward-looking statements to be covered by the safe Churchill Ventures provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of invoking those provisions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause Churchill Ventures’ actual results, performance or achievements, or other subjects of such statements, to differ materially from its expectations regarding such matters expressed or implied by those statements. These factors include the risks that we may incur additional liabilities, the amount required for the settlement of our liabilities could be higher than expected, interest rates and thus the amount available for distribution from the trust account may be lower than we expected, and we may not meet the anticipated timing for the dissolution and liquidation, as well as the other factors set forth in this proxy statement. All of such factors could reduce the amount available for, or affect the timing of, distribution to our stockholders, and could cause other actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement. You should therefore not place undue reliance on any such forward-looking statements. Although Churchill Ventures believes that the expectations reflected in the forward-looking statements contained in this proxy statement are reasonable, we cannot guarantee future events or results. Except as required by law, Churchill Ventures undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Churchill Ventures is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the board of directors for use at the special meeting in connection with the proposed dissolution and liquidation of Churchill Ventures. This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place.  We will hold the special meeting at 10:00 a.m., local time, on December 19, 2008, at the offices of Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174.

Purpose.  At the special meeting, holders of Churchill Ventures common stock will be asked to approve Churchill Ventures’ dissolution and proposed plan of liquidation and to authorize Churchill Ventures’ board of directors or chief executive officer to adjourn or postpone the meeting to solicit additional proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve Churchill Ventures’ dissolution and proposed plan of liquidation.

Churchill Ventures’ board of directors has unanimously determined that the dissolution and proposed plan of liquidation are fair to and in the best interests of Churchill Ventures and its stockholders, approved and declared them advisable, and recommends that Churchill Ventures stockholders vote “FOR” such dissolution and proposed plan of liquidation.

Churchill Ventures’ board of directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to permit Churchill Ventures’ board of directors or chief executive officer, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

The special meeting has been called only to consider approval of the dissolution and proposed plan of liquidation and to authorize adjournment or postponement of the meeting if necessary to solicit additional proxies. Under Delaware law and Churchill Ventures’ by-laws, no other business may be transacted at the special meeting.

Record Date; Who Is Entitled to Vote.  The “record date” for the special meeting is December 1, 2008. Record holders of Churchill Ventures common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 16,597,400 outstanding shares of Churchill Ventures common stock, of which 13,472,400 million were issued in Churchill Ventures’ IPO and 3,125,000 are held by our initial stockholders who acquired them prior to the IPO. Each share of common stock entitles its holder on the record date to one vote per proposal at the special meeting. Churchill Ventures’ warrants do not have voting rights.

Our initial stockholders who acquired 3,125,000 shares prior to the IPO have advised Churchill Ventures that they will vote in favor of both of the proposals.

During the ten-day period before the special meeting, Churchill Ventures will keep a list of holders of record entitled to vote at the special meeting available for inspection during normal business hours at its offices in Scarborough, New York for any purpose germane to the special meeting. The list of stockholders will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any stockholder who is present.

Quorum; Vote Required.  A majority of the outstanding shares of Churchill Ventures common stock, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than adjournment to seek a quorum. Approval of Churchill Ventures’ dissolution and proposed plan of liquidation will require the affirmative vote of holders of a majority of Churchill Ventures’ outstanding common stock. Approval of the proposal for discretionary authority to adjourn or postpone the special meeting to solicit additional proxies will require the affirmative vote of holders of a majority of Churchill Ventures’ common stock present or represented by proxy at the special meeting and voting on the proposal.

ABSTAINING FROM VOTING OR NOT VOTING, EITHER IN PERSON OR BY PROXY OR BY VOTING INSTRUCTION, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE DISSOLUTION AND PROPOSED PLAN OF LIQUIDATION.

Voting Your Shares.  Each share of common stock that you owned on the record date entitles you to one vote per proposal. If you are the record holder of your shares, you must vote by signing and returning the enclosed proxy card or by voting in person at the meeting. If your shares are held in “street name” by your broker or bank, there are two ways to vote your shares at the special meeting:

•	By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxies,” whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted “FOR” approval of the dissolution and proposed plan of liquidation and the proposal to authorize management to adjourn or postpone the meeting to solicit additional proxies.
•	You can Attend the Special Meeting and Vote in Person. We will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must present a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Adjournment or Postponement.  If Proposal Two (authorizing adjournment or postponement of the special meeting) is approved, Churchill Ventures may adjourn or postpone the special meeting if necessary to solicit further proxies. In addition, Churchill Ventures may adjourn or postpone the special meeting as set forth in Churchill Ventures’ certificate of incorporation or by-laws or as otherwise permitted by law.

Questions About Voting.  If you have any questions about how to vote or direct a vote in respect of your Churchill Ventures common stock, you may contact Churchill Ventures at (914) 762-2553. You may also want to consult your financial and other advisors about the vote.

Revoking Your Proxy and Changing Your Vote.  If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	Delivering another proxy card with a later date;
•	Notifying Churchill Ventures in writing before the special meeting that you have revoked your proxy by sending such notice to Churchill Ventures Ltd., 50 Revolutionary Road, Scarborough, New York 10510, Attn: Chief Executive Officer; or
•	Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name” by a broker or bank, consult your broker or bank for instructions on how to revoke your proxy or change your vote. If an executed proxy card is returned by a broker or bank holding shares that indicates that the broker or bank does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted on the proposals. As described in the following subsection, your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Broker Non-Votes.  If your broker holds your shares in its name and you do not give the broker voting instructions, Financial Industry Regulatory Authority rules prohibit your broker from voting your shares on the dissolution and plan of liquidation proposal or the proposal to adjourn or postpone the special meeting to solicit additional proxies. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the dissolution and plan of liquidation proposal. Abstentions or broker non-votes will not be counted as votes for or against the proposal to authorize management to adjourn or postpone the special meeting, as the vote required to approve this discretionary authority is a majority of the shares present in person or by proxy and entitled to vote at the meeting.

If a bank holds shares for your benefit, the trust or custodian agreement under which such shares were deposited with or acquired by such bank will determine whether the bank will be able to vote such shares without your specific instructions and the procedures for such voting.

No Dissenters’ Rights.  Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal in connection with Churchill Ventures’ dissolution and liquidation.

Solicitation Costs.  Churchill Ventures is soliciting proxies on behalf of the Churchill Ventures board of directors. This solicitation is being made by mail, but Churchill Ventures and its directors, officers and consultants may also solicit proxies in person or by mail, telephone or other electronic means. These persons will not be paid for doing this, except for reimbursement of out-of-pocket expenses.

Churchill Ventures has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance desirable. Churchill Ventures will pay from funds other than the trust account all fees and expenses related to the retention of any proxy solicitation firm.

Churchill Ventures will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Churchill Ventures will reimburse them from funds other than the trust account for their reasonable expenses.

Stock Ownership.  Information concerning the holdings of certain Churchill Ventures stockholders is set forth under “Security Ownership of Certain Beneficial Owners and Management.”

THE DISSOLUTION AND PLAN OF LIQUIDATION

Churchill Ventures’ board of directors has approved Churchill Ventures’ dissolution and proposed plan of liquidation, declared them advisable, and directed that they be submitted for stockholder action at the special meeting. A copy of the proposed plan of liquidation is attached to this proxy statement as Annex A.

If the Churchill Ventures stockholders approve the dissolution and proposed plan of liquidation at the special meeting, we anticipate that our activities will thereafter be limited to actions we deem necessary or appropriate to accomplish the following:

•	filing a certificate of dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;
•	formally adopting by board action the plan of liquidation in substantially the form attached as Annex A to this proxy statement in compliance with Delaware law;
•	giving the trustee of the trust account notice to turn over the balance in the trust account to Churchill Ventures’ transfer agent for distribution to the public stockholders according to the plan of liquidation;
•	as provided in the plan of liquidation, paying or adequately providing for the payment of our known liabilities, including (i) existing liabilities for taxes, (ii) liabilities to creditors who have not waived their claims against the trust account and (iii) our obligations to the public stockholders in accordance with Churchill Ventures’ certificate of incorporation;
•	utilizing the contingency reserve for the satisfaction of any unknown or additional liabilities;
•	if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;
•	winding up our remaining business activities; and
•	making tax and other regulatory filings.

Churchill Ventures has funds available outside the trust account in an amount that we believe will be sufficient to cover our further costs prior to completion of the dissolution and liquidation. To the extent those funds are not sufficient to satisfy the claims of any creditor, Itzhak Fisher, the executive chairman of our board of directors, Christopher Bogart, our chief executive officer and director, Elizabeth O’Connell, our chief financial officer, Nir Tarlovsky, our executive vice president, business development, and Churchill Capital Partners LLC, one of our initial stockholders, have agreed to indemnify Churchill Ventures against such claims to the extent necessary to ensure that such claims do not reduce the amount of the funds in the trust account. Although we do not currently anticipate any such claims, we believe that Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC will be able to honor their indemnification obligations in full if required to do so. We are currently negotiating with our creditors that have not waived their claims against the trust account regarding compromise or satisfaction of Churchill Ventures’ liabilities owed to them and expect to complete such negotiations prior to the liquidation distribution. However, we may be unable to resolve all claims. If Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC are unable to satisfy their indemnification obligations in full, our public stockholders could, under Delaware law, be required to return a portion of the distributions they receive pursuant to the plan of liquidation up to their pro rata share of the liabilities not so discharged, but not in excess of the total amounts received by them from the trust account. Since the indemnification obligations of Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC are not collateralized or guaranteed, Churchill Ventures cannot assure you that they will perform their indemnification obligations in full or that our stockholders would be able to enforce those obligations.

Our board of directors has unanimously approved the dissolution and proposed plan of liquidation of Churchill Ventures and unanimously recommends that our stockholders vote “FOR” this Proposal.

DISSOLUTION UNDER DELAWARE LAW

Under its certificate of incorporation, Churchill Ventures is required to dissolve because it will not be able to complete a business combination satisfying certain requirements set forth in an IPO prospectus within the required time period. Under Delaware law and for federal tax reasons, stockholders need to approve the dissolution and proposed plan of liquidation. That is why we are holding the special meeting.

Section 275 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may dissolve upon a majority vote of the board of directors of the corporation followed by a favorable vote of holders of a majority of the outstanding stock entitled to vote. Following such approval, the dissolution is effected by filing a certificate of dissolution with the State of Delaware. In accordance with the Section 281(b) of the DGCL, our board of directors intends to formally adopt, as a “plan of distribution,” the plan of liquidation in substantially the form attached as Annex A immediately following stockholder approval of the dissolution and proposed plan. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding-up includes:

•	prosecuting and defending any claims or lawsuits;
•	settling and closing any business;
•	disposing and conveying any property;
•	discharging any liabilities; and
•	distributing any remaining assets to the stockholders of the corporation.

Principal Provisions of the Plan

General.  In accordance with the IPO trust agreement, we will distribute pro rata to our public stockholders all of the balance of the trust account. We anticipate that there will not be any other amounts available for distribution to stockholders. The process of distribution of the trust account is expected to commence as soon as practicable after approval of Churchill Ventures’ dissolution and proposed plan of liquidation by stockholders at the special meeting. We do not anticipate that we will solicit any further votes of our stockholders with respect to the plan of liquidation. We currently estimate that, if the Churchill Ventures stockholders approve our dissolution and proposed plan of liquidation at the special meeting, each public stockholder will receive a liquidating distribution of approximately $8.15 per IPO Share. However, the exact timing and amount will not be determined until the time of such distribution.

We will discontinue recording transfers of shares of our common stock on the date of Churchill Ventures’ dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

Our Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation

Our directors and officers will not receive any compensation for the duties performed in connection with Churchill Ventures’ dissolution or plan of liquidation. Following approval of Churchill Ventures’ dissolution by our stockholders at the special meeting, our activities will be limited to formally adopting by board action the plan of liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the plan of liquidation.

We are obligated to indemnify our officers, directors and agents in accordance with our certificate of incorporation and by-laws for actions taken in connection with winding up our affairs; however, given our minimal assets we may not be able to provide meaningful indemnification to such persons.

Contingency Reserve.  Under the DGCL, we are required, in connection with Churchill Ventures’ dissolution, to pay or provide for payment of all of our liabilities. We intend to pay or provide for payment of all our known outstanding liabilities, as they may be compromised, settled or otherwise determined, either prior to or promptly after approval of the plan of liquidation. We believe that the funds available to Churchill Ventures outside the trust account will be sufficient to discharge all of our liabilities. Nevertheless, the plan of liquidation provides that we will establish the contingency reserve, which the board expects will be sufficient to satisfy all actual and potential liabilities to our creditors if the amounts described above are not sufficient for such purposes. The contingency reserve is not made up of any current funds but rather simply the indemnification obligations of Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC. Although we do not currently anticipate any claims to be brought against us, we believe that Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC will be able to honor their indemnification obligations in full if required to do so. However, a liability may not be covered by the indemnification obligation of Messrs. Fisher, Bogart and Tarlovsky, Ms. O’Connell and Churchill Capital Partners LLC, or they might default on the indemnification obligation with respect to such liability. In any such event, a creditor which has not waived its claims against the trust account could bring a claim, as described in the following subsection, against one or more of our stockholders for such stockholder’s pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the plan of liquidation.

Potential Liability of Stockholders.  Under the DGCL, in the event we fail to create adequate reserves for liabilities, or should such reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due creditors which have not waived their claims against the trust account to the extent of amounts that such stockholder received from us and from any liquidating trust under the plan of liquidation. Each stockholder’s potential exposure to liability is limited to his, her or its pro rata portion of the amounts due each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder.

Stock Certificates.  Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata portions of the trust account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Exchange Act Registration.  Our common stock, warrants and units trade currently on the NYSE Alternext US and are listed under the trading symbols “CHV,” “CHV.W” and “CHV.U,” respectively, although no assurance can be given that such trading will continue. After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, we intend to apply to terminate Churchill Ventures’ registration and reporting requirements under the Securities Exchange Act of 1934, as amended. If registration is terminated, trading in the common stock, warrants and units on the NYSE Alternext US would terminate.

Liquidating Trusts.  Although our board of directors does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the IPO trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between Churchill Ventures and the person(s) or entity the Board chooses as trustee(s).

Sale of Assets.  The plan of liquidation gives our board of directors the authority to sell all of our remaining assets, although Churchill Ventures’ assets outside the trust account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation.

Absence of Appraisal Rights.  Stockholders are not entitled to appraisal rights in connection with Churchill Ventures’ dissolution and plan of liquidation.

Regulatory Approvals.  We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with Churchill Ventures’ dissolution or the plan of liquidation.

Treatment of Warrants.  There will be no distribution from the trust account with respect to Churchill Ventures’ warrants.

Payment of Expenses.  In the discretion of our board of directors, we may pay brokerage, agency, professional and other fees and expenses to any person in connection the implementation of the plan of liquidation.

VOTES REQUIRED AND BOARD RECOMMENDATION

Approval of Churchill Ventures’ dissolution and proposed plan of liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the record date. The holders of common stock will vote on the proposal to approve Churchill Ventures’ dissolution and proposed plan of liquidation, with each holder entitled to one vote per share on such proposal.

Our board of directors believes that Churchill Ventures’ dissolution and proposed plan of liquidation are in the best interests of our stockholders. The Board has unanimously approved the dissolution and proposed plan of liquidation and unanimously recommends that our stockholders vote “FOR” them. Our directors, officers and their affiliates, who hold, as of the record date, an aggregate of 3,083,000 outstanding shares of our common stock, have indicated that they will vote “FOR” each of the proposals. See “Security Ownership of Certain Beneficial Owners and Management.”

Shares represented by proxy cards received in time for the meeting that are properly signed, dated and returned without specifying choices will be voted “FOR” each proposal.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of the material United States federal income tax consequences of the dissolution and proposed plan of liquidation to Churchill Ventures and to current holders of our common stock, units (each consisting of one share and one warrants) and warrants originally issued in our IPO, who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) and who hold such shares and warrants as “capital assets,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the plan of liquidation. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder’s or warrant holder’s individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

The discussion is based upon the Code, U.S. Department of the Treasury regulations, rulings of the Internal Revenue Service (the “IRS”), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the plan of liquidation.

We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the plan of liquidation, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

This discussion of certain U.S. federal income tax consequences was not intended to be used as, and cannot be used by you, for the purpose of avoiding penalties that may be imposed on you. This discussion was written to support the solicitation of your vote or instructions by you to your broker or bank to vote your shares of our common stock.

Stockholders and warrant holders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the plan and our dissolution, including tax reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Consequences to Churchill Ventures

Churchill Ventures may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its plan of liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

Consequences to Stockholders

Gain or Loss on Liquidation.  Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of our common stock.

A stockholder’s gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to recover a stockholder’s tax basis with respect to such share of stock. Gain will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder’s tax basis for that share. If a stockholder is required to return any distribution, any payments by a stockholder in satisfaction of any Churchill Ventures contingent liability not covered by our contingency reserve generally would produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short term capital gain. The deductibility of capital losses is subject to various limitations.

Liquidating Trusts.  Although we anticipate that such a transfer is unlikely, given our limited assets outside of the trust account, if we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain, or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Information Reporting.  For U.S. federal income tax purposes, we are required to report on Form 1099-DIV the total amount distributed to each stockholder pursuant to the liquidation.

Consequences to Warrant Holders

Since no distributions will be made to warrant holders pursuant to the plan of liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

INFORMATION ABOUT CHURCHILL VENTURES

General

Churchill Ventures was incorporated in Delaware on June 26, 2006, as a blank check company formed for the purpose of completing a business combination. Churchill Ventures closed its IPO on March 6, 2007. Of the net proceeds from the IPO and the warrant private placement, approximately $7.98 per IPO Share ($107,506,928 in the aggregate) was placed in a trust account to be used in connection with a business combination or returned to the public stockholders if a business combination satisfying certain requirements described in the IPO prospectus were not completed within 18 months, or within 24 months if a letter of intent, agreement in principle or definitive agreement was executed within the 18-month period.

Although Churchill Ventures executed letters of intent with three target businesses prior to the expiration of the 18-month period, it has determined that none of those targets are suitable to complete a business combination with. As a result, Churchill Ventures is required to dissolve and liquidate as provided in its certificate of incorporation and IPO prospectus.

The IPO Trust Account

As described above, Churchill Ventures closed on March 6, 2007 its IPO of 13,472,400 units. Each of the units consisted of one share of Churchill Ventures’ common stock and one redeemable common stock purchase warrant. Each warrant sold in the IPO entitles the holder to purchase from Churchill Ventures one share of common stock at an exercise price of $6.00.

Churchill Ventures’ IPO generated gross proceeds of approximately $107.8 million in the offering, the over-allotment option exercise and the sale of 5,000,000 warrants to Churchill Capital for proceeds of $5.0 million. Of the gross proceeds, approximately $107.5 million was deposited into a trust account maintained by JPMorgan Chase Bank, NA, as trustee, which includes approximately $3.8 million of the deferred underwriting discount. The underwriter received approximately $3.8 million as its underwriting discount (excluding the deferred underwriting discount). The underwriters agreed to defer payment of approximately $3.8 million of underwriting discounts until we consummated a business combination and to forfeit such amounts if we did not complete a business combination within the time permitted by our certificate of incorporation. The trust account is not to be released until the earlier of the consummation of a business combination or liquidation of Churchill Ventures, except to the extent that we have withdrawn and will withdraw a portion of the interest earned on the account in order to pay federal and state income and franchise taxes, and up to $1,350,000 of interest which we were permitted to, and did, withdraw for our business, legal and accounting due diligence expenses on prospective business combinations and continuing general and administrative expenses. The trust account contained approximately $109.9 million on December 1, 2008. The entire balance of the trust account, plus any further interest earned, less any further taxes paid, will be available for distribution to our public stockholders upon our liquidation.

As described above, Churchill Ventures was not able to find a suitable target business to complete a business combination with during the applicable time period. Because Churchill Ventures will not consummate a business combination by the time stipulated in its certificate of incorporation, our board of directors has proposed to dissolve Churchill Ventures as required by its certificate of incorporation and IPO prospectus and distribute to the public stockholders, in proportion to their respective holdings of IPO Shares, the amount in the trust account, inclusive of any interest through the date of the distribution. Churchill Ventures’ pre-IPO stockholders (consisting of Churchill Ventures’ directors and officers and certain of their affiliates) have waived any right to participate in such distribution with respect to shares of common stock owned by them prior to the IPO. There will also be no distribution from the trust account with respect to Churchill Ventures’ warrants.

Facilities

Churchill Ventures maintains its executive offices at 50 Revolutionary Road, Scarborough, New York 10510. This space and limited administrative services are provided to Churchill Ventures by Churchill Capital Partners LLC, an entity wholly owned and controlled by our officers, at a cost of $7,500 per month.

Employees

Churchill Ventures has four executive officers. These individuals are not obligated to devote any specific number of hours to our affairs and intend to devote only as much time as they deem necessary and appropriate to our business. Churchill Ventures does not have any full time employees.

Periodic Reporting and Audited Financial Statements

Churchill Ventures has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. Churchill Ventures has filed an annual report on Form 10-K with the Securities and Exchange Commission covering the fiscal year ended December 31, 2007, and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007, September 30, 2007, March 31, 2008, June 30, 2008, and September 30, 2008. See “Where You Can Find More Information.” Because it is anticipated that Churchill Ventures’ dissolution and plan of liquidation will be approved prior to December 31, 2008, it does not anticipate filing its annual report on Form 10-K for the year ended December 31, 2008 or to have audited financial statements prepared for the year ended December 31, 2008.

Legal Proceedings

Churchill Ventures is not now a party to any legal proceedings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of November 28, 2008, by:

•	Each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and
•	All of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants or our other outstanding warrants, as these warrants are not exercisable and will not become exercisable within 60 days. The address of all of our officers and directors is 50 Revolutionary Road, Scarborough, New York 10510.

	Beneficially Owned(1)
Name	Number of Shares	Percentage of Class(2)
Itzhak Fisher(3)	3,035,000	18.3%
Christopher P. Bogart(4)	3,035,000	18.3%
Elizabeth O’Connell(5)	3,035,000	18.3%
Nir Tarlovsky(6)	3,035,000	18.3%
Shraga Brosh	30,000	*
Yair Segev(7)	10,500	*
Mark Hirschhorn	7,500	*
All directors and executive officers as a group (7 individuals)	3,083,000	18.6%
QVT Financial LP(8)	1,302,700	7.8%
HBK Investments(9)	1,300,354	7.8%
Michael A. Roth and Brian J. Stark(10)	1,250,000	7.5%
Sapling, LLC/Fir Tree Capital Opportunity Master Fund, L.P./Fir Tree, Inc.(11)	1,650,000	9.9%
Deutsche Bank AG(12)	1,208,713	7.3%
Platinum Partners Value Arbitrage Fund LP(13)	1,414,341	8.5%

*	Represents less than one percent.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(2)	Based on a total of 16,597,400 shares of Churchill Ventures’ common stock issued and outstanding on November 28, 2008.
(3)	Represents 3,035,000 shares of common stock beneficially owned by Churchill Capital Partners LLC of which Pereg Hill LLC, a Delaware limited liability company beneficially owned by Mr. Fisher, is a member. Pereg Hill LLC shares voting and dispositive power over such common stock with the other members of Churchill Capital Partners LLC.
(4)	Represents 3,035,000 shares of common stock beneficially owned by Churchill Capital Partners LLC of which Churchill Glenavy Holdings LLC, a Delaware limited liability company beneficially owned by Mr. Bogart and Ms. O’Connell, and trusts for the benefit of Mr. Bogart’s children, are members. Churchill Glenavy Holdings LLC and trusts for the benefit of Mr. Bogart’s children share voting and dispositive power over such common stock with the other members of Churchill Capital Partners LLC.
(5)	Represents 3,035,000 shares of common stock beneficially owned by Churchill Capital Partners LLC of which Churchill Glenavy Holdings LLC, a Delaware limited liability company beneficially owned by Mr. Bogart and Ms. O’Connell is a member. Churchill Glenavy Holdings LLC shares voting and dispositive power over such common stock with the other members of Churchill Capital Partners LLC. Ms. O’Connell resigned as a director on February 29, 2008.

(6)	Represents 3,035,000 shares of common stock beneficially owned by Churchill Capital Partners LLC of which Mr. Tarlovsky is a member. Mr. Tarlovsky shares voting and dispositive power over such common stock with the other members of Churchill Capital Partners LLC. Mr. Tarlovsky resigned as a director on February 29, 2008.
(7)	Includes 3,000 shares of common stock beneficially owned by Veges Holdings LLC. Mr. Segev’s wife and two sons, Oded Segev and Ehud Segev, own Veges Holdings LLC.
(8)	The business address of QVT Financial LP (“QVT Financial”) is 1177 Avenue Of The Americas, 9th Floor, New York, NY 10036. QVT Financial is the investment manager for QVT Fund LP (the “Fund”), which beneficially owns 1,028,590 shares of common stock, and for Quintessence Fund L.P. (“Quintessence”), which beneficially owns 115,597 shares of common stock. QVT Financial is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”), which holds 158,513 shares of common stock. QVT Financial has the power to direct the vote and disposition of the common stock held by the Fund, Quintessence and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 1,302,700 shares of common stock, consisting of the shares owned by the Fund and Quintessence and the shares held in the Separate Account. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of common stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund and Quintessence, may be deemed to beneficially own the aggregate number of shares of Common Stock owned by the Fund and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 1,144,187 shares of common stock. Based upon information contained in the Schedule 13G filed February 1, 2008 by QVT Financial.
(9)	The business address of HBK is 300 Crescent Court, Suite 700, Dallas, TX 75201. HBK Investments L.P. has delegated discretion to vote and dispose of the common stock to HBK Services LLC (“Services”). Services may, from time to time, delegate discretion to vote and dispose of certain of the common stock to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments L.P. Based upon information contained in the Schedule 13G filed November 30, 2007 by HBK Investments L.P.
(10)	The business address of such individuals is 10556 North Port Washington Road, Mequon, WI 53092. The shares of common stock are held directly by Stark Master Fund Ltd. (“Stark Master”). Michael A. Roth and Brian J. Stark (the “Reporting Persons”) direct the management of Stark Offshore Management LLC (“Stark Offshore”), which acts as the investment manager and has sole power to direct the management of Stark Master. As the Managing Members of Stark Offshore, the Reporting Persons possess voting and dispositive power over all of the foregoing shares. Based upon information contained in the Schedule 13G filed May 11, 2007 by Messrs. Roth and Stark.
(11)	The business address of Sapling, LLC (“Sapling”) is 505 Fifth Avenue, 23rd Floor, New York, NY 10017. Sapling may direct the voting and disposition of 1,321,320 shares of our common stock and Fir Tree Capital Opportunity Master Fund, L.P. (“Master Fund”) may direct the voting and disposition of 328,680 shares of our common stock. Fir Tree Value Master Fund, L.P. (“Fir Tree Value”) is the sole member of Sapling and Fir Tree serves as the investment manager for both Sapling and Master Fund. Jeffrey Tannenbaum is the president of Fir Tree. Based upon information contained in the Schedule 13G filed February 14, 2008 by Sapling, Master Fund and Fir Tree, Inc.
(12)	The business address of Deutsche Bank AG is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany. These securities are beneficially owned by the Corporate and Investment Banking business group and the Corporate Investments business group (collectively, “CIB”) of Deutsche Bank AG and its subsidiaries and affiliates (collectively, “Deutsche”). These securities are not beneficially owned by any other business group of Deutsche. Based upon information contained in the Schedule 13G filed February 5, 2008 by Deutsche Bank AG.
(13)	The business address of Platinum Partners Value Arbitrage Fund LP is 152 West 57th Street, 4th Floor, New York, New York 10019. Based upon information contained in the Schedule 13G filed October 30, 2008 by Platinum Partners Value Arbitrage Fund LP.

STOCKHOLDER PROPOSALS

Whether or not the dissolution is approved, Churchill Ventures does not expect to have an annual meeting of stockholders after the special meeting. We are therefore not providing instructions as to how stockholders can make proposals for future meetings.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, Churchill Ventures and the service providers that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement or other similar documents. Upon written or oral request, Churchill Ventures will deliver a separate copy of this proxy statement or other similar documents to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Churchill Ventures deliver single copies of such documents in the future. Stockholders may notify Churchill Ventures of their requests by calling or writing us at our principal executive offices at (914) 762-2553 or 50 Revolutionary Road, Scarborough, New York 10510.

WHERE YOU CAN FIND MORE INFORMATION

Churchill Ventures files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Churchill Ventures with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

Churchill Ventures files its reports, proxy statements and other information electronically with the SEC. You may access information on Churchill Ventures at the SEC web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Information and statements contained in this proxy statement or any annex are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to or incorporated by reference into this document.

This proxy statement incorporates important business and financial information about Churchill Ventures that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. If you would like such information or additional copies of this proxy statement, or if you have questions about the matter described in this proxy statement, you should contact:

Itzhak Fisher
Churchill Ventures Ltd.
50 Revolutionary Road
Scarborough, New York 10510
(914) 762-2553

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is December 12, 2008.

ANNEX A

PLAN OF LIQUIDATION
OF
CHURCHILL VENTURES LTD.
(A Dissolved Delaware Corporation)

This plan of liquidation of Churchill Ventures Ltd. (“Churchill Ventures”) is dated this [    ] day of [        ], 2008.

WHEREAS, the dissolution of Churchill Ventures was duly authorized by its board of directors (the “Board”) and stockholders, and Churchill Ventures was dissolved on [      ], 2008 by the filing of a Certificate of Dissolution (the “Certificate of Dissolution”) with the Office of the Secretary of State of the State of Delaware;

WHEREAS, Churchill Ventures elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, Churchill Ventures has paid or otherwise satisfied or made provision for all claims and obligations of creditors known to Churchill Ventures who have not waived their claims against the trust account, including conditional, contingent, or unmatured contractual claims known to Churchill Ventures, other than the following:

1. The unpaid fees and expenses in connection with legal, accounting and other services rendered prior to the date hereof, all as shown on Churchill Ventures’ unaudited interim financial statements at and for the period ended September 30, 2008, and liabilities and obligations incurred or to be incurred after such date to vendors or other persons for services rendered or goods sold, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of Churchill Ventures and the winding-up of its business and affairs, by creditors who have not waived their claims against the IPO Trust Account (“Vendor Obligations”);

2. Liabilities for federal and state income taxes and Delaware franchise taxes (collectively, “Tax Liabilities”); and

3. Churchill Ventures’ obligations to holders (“Public Stockholders”) of its common shares (“IPO Shares”) issued in Churchill Ventures’ initial public offering (“IPO”) to distribute the proceeds of the trust account established in connection with the IPO (the “IPO Trust Account”) in connection with the dissolution and liquidation of Churchill Ventures as provided in Churchill Ventures’ certificate of incorporation and its IPO prospectus;

WHEREAS, there are no pending actions, suits, or proceedings to which Churchill Ventures is a party,

WHEREAS, there are no facts known to Churchill Ventures, indicating that claims that have not been made known to Churchill Ventures or that have not arisen are likely to become known to Churchill Ventures or to arise within ten years after the date of dissolution; and

WHEREAS, Itzhak Fisher, Christopher Bogart, Elizabeth O’Connell, Nir Tarlovsky and Churchill Capital Partners LLC previously agreed to indemnify Churchill Ventures against claims by creditors to the extent necessary to ensure that such claims do not reduce the amount in the IPO Trust Account;

NOW THEREFORE, Churchill Ventures adopts the following plan of liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1. PAYMENT OF LIABILITIES AND OBLIGATIONS.  Churchill Ventures shall, as soon as practicable following the adoption of this Plan by the Board after the filing of a Certificate of Dissolution of Churchill Ventures in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by Churchill Ventures and the relevant creditor of the Vendor Obligations from assets other than in the IPO Trust Account and (b) pay in full the Tax Liabilities from the assets in the IPO Trust Account.

2. CONTINGENCY RESERVE; PRO RATA DISTRIBUTION.  There being no facts now known to Churchill Ventures suggesting that any unknown claims or obligations of Churchill Ventures or claims that have not arisen against Churchill Ventures exist or might arise, Churchill Ventures shall establish the indemnification obligations to Churchill Ventures referred to in the sixth recital hereof as provision for any and all such claims and obligations.

3. AUTHORITY OF OFFICERS AND DIRECTORS.  The Board and the officers of Churchill Ventures shall continue in their positions for the purpose of winding up the affairs of Churchill Ventures as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of Churchill Ventures shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to Churchill Ventures’ stockholders in connection with the adoption of this Plan. Adoption of this Plan by holders of a majority of the voting power represented collectively by the outstanding shares of Churchill Ventures’ common stock shall constitute the approval of Churchill Ventures’ stockholders of the Board’s authorization of the payment of any such compensation.

The adoption of the Plan by the holders of Churchill Ventures’ common stock shall constitute full and complete authority for the Board and the officers of Churchill Ventures, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable (i) to dissolve Churchill Ventures in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of Churchill Ventures; (iii) to satisfy or provide for the satisfaction of Churchill Ventures’ obligations in accordance with Section 281(b) of the DGCL; and (iv) to distribute all of the remaining funds of Churchill Ventures to the holders of Churchill Ventures’ common stock issued in its IPO in complete cancellation or redemption of its stock.

4. CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM.  Subject to approval by the Board, the officers, employees and agents of Churchill Ventures shall, as promptly as feasible, proceed to collect all sums due or owing to Churchill Ventures, to sell and convert into cash any and all corporate assets and, out of the assets of Churchill Ventures, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of Churchill Ventures pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

5. RECOVERY OF ASSETS.  In the event that Churchill Ventures (or any trustee or receiver for Churchill Ventures appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to Churchill Ventures, such funds shall first be used to satisfy any claims against or obligations of Churchill Ventures, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of Churchill Ventures in accordance with and subject to the terms of Churchill Ventures’ certificate of incorporation and the DGCL, and further subject to such terms and conditions as the board of directors of Churchill Ventures (or any trustee or receiver for Churchill Ventures) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude Churchill Ventures (or any trustee or receiver for Churchill Ventures) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of Churchill Ventures.

6. PROFESSIONAL FEES AND EXPENSES.  It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of Churchill Ventures, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to Churchill Ventures.

In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, Churchill Ventures may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to Churchill Ventures in connection with the collection, sale, exchange or other disposition of Churchill Ventures’ property and assets and the implementation of this Plan.

7. INDEMNIFICATION.  Churchill Ventures shall continue to indemnify its officers, directors, employees and agents in accordance with its certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of Churchill Ventures. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover Churchill Ventures’ obligations hereunder, including, without limitation, directors’ and officers’ liability coverage, provided that any related costs shall be paid from funds outside of the IPO Trust Account.

8. LIQUIDATING TRUST.  The Board may, but is not required to, establish and distribute assets of Churchill Ventures to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of Churchill Ventures, subject to the supervision of the court. Whether appointed by an agreement or by the court, the trustees shall in general be authorized to take charge of Churchill Ventures’ property, and to collect the debts and property due and belonging to Churchill Ventures, with power to prosecute and defend, in the name of Churchill Ventures or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by Churchill Ventures that may be necessary, appropriate or advisable for the final settlement of the unfinished business of Churchill Ventures.

9. LIQUIDATING DISTRIBUTIONS.  Liquidating distributions shall be made from time to time after the adoption of this Plan to the holders of record, at the close of business on the date of the filing of the Certificate of Dissolution of Churchill Ventures, of outstanding shares of common stock of Churchill Ventures. All distributions made from assets in the IPO Trust shall be made exclusively to the Public Stockholders pro rata in accordance with the respective number of IPO Shares then held of record by the Public Stockholders, and any other distributions (if any) shall be made pro rata in accordance with the respective number of shares then held of record by all of Churchill Ventures’ stockholders; provided that, in the case of all distributions of assets held in the IPO Trust or otherwise, in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of Churchill Ventures (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of Churchill Ventures). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of Churchill Ventures within the meaning of the Code and the regulations promulgated thereunder.

10. AMENDMENT OR MODIFICATION OF PLAN.  If for any reason the Board determines that such action would be in the best interests of Churchill Ventures, it may amend or modify this Plan and all action contemplated thereunder, notwithstanding stockholder approval of this Plan, to the extent permitted by the DGCL; provided, however, that Churchill Ventures will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11. CANCELLATION OF STOCK AND STOCK CERTIFICATES.  Following the dissolution of Churchill Ventures, Churchill Ventures shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12. LIQUIDATION UNDER CODE SECTIONS 331 AND 336.  It is intended that this Plan shall be a plan of complete liquidation of Churchill Ventures in accordance with the terms of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for Churchill Ventures, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

13. FILING OF TAX FORMS.  The appropriate officers of Churchill Ventures are authorized and directed, within 30 days after the effective date of this Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CHURCHILL VENTURES LTD.

The undersigned appoints Itzhak Fisher, Christopher Bogart, Elizabeth O'Connell and Nir Tarlovsky, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes any of them to represent and to vote, as designated on the reverse side, all shares of common stock of Churchill Ventures held of record by the undersigned at the special meeting of stockholders to be held on December 19, 2008, and any adjournment or postponement thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED ON EACH PROPOSAL SHOWN ON THE REVERSE SIDE. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" EACH SUCH PROPOSAL. CHURCHILL VENTURES' BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH SUCH PROPOSAL

(Continued, and to be marked, dated and signed, on the other side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

Please mark your votes like this [X]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date** ____________, **2008.**

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer